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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Bank Mutual Corporation 2001 Stock Incentive Plan of our report dated January 21, 2000 (except for note 17, as to which the date is February 22, 2000) with respect to the consolidated financial statements of First Northern Capital Corp., included in Bank Mutual's report on Form 8-K dated November 1, 2000.

                                               /s/ WIPFLI ULLRICH BERTELSON LLP



May 8, 2001
Green Bay, Wisconsin